Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-263753) of Civitas Resources, Inc.

(2)	Registration Statements (Form S-8 Nos. 333-260881, 333-257295, 333-229431, 333-217545) of Civitas Resources, Inc.

of our report dated March 30, 2023, relating to the consolidated financial statements of Tap Rock Resources II, LLC, as of and for the years ended December 31, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Civitas Resources, Inc.

/s/ Ernst & Young LLP

Denver, Colorado

September 29, 2023